FACTORING AND SECURlTY AGREEMENT AMENDMENT 2

This Second Amendment (“Amendment”) amends the Factoring and Security Agreement made as of November 4, 2016 by and between The Maslow Media Group, Inc. (“Client”) and Advance Business Capital LLC d/b/a Triumph Business Capital (“Company”) as follows, effective as of January 19, 2018.

1. The Maximum Advance, per Schedule A, will be increased to $5,500,000.

This Amendment and the Factoring and Security Agreement embody the final and entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no oral agreements between the parties.

IN WITNESS WHEREOF, the Parties have executed this agreement on the day and year as specified below.

CLIENT:	The Maslow Media Group, Inc.

By:
	Name:	Nick Tsahalis
	Title:	CEO
	Date:	3/30/18

COMPANY:	Triumph Business Capital

By:
	Name:	George A. Thorson
	Title:	Executive Vice President

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